U.S. SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                                FORM 8-K


                              CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): November 1, 2000


                                LUMINART CORP.
         (Exact name of registrant as specified in its charter)

                                    Nevada
        (State or jurisdiction of  incorporation or organization)


                                   000-28775
                           (Commission File Number)


                                   87-0413934
                   (I.R.S. Employer Identification Number)


3245 Grande Vista Drive, Newbury Park, California             91320
 (Address of principal executive offices)                   (Zip Code)


               Registrant's telephone number:  (805) 480-9899

(Former name or former address, if changed since last report)


ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) Effective on November 1, 2000, the independent accountant who was previously engaged as the principal accountant to audit the Registrant's financial statements, Kurt D. Saliger, C.P.A., was dismissed. The accountants' reports on the financial statements for the fiscal years ended September 30, 1998 and September 30, 1999 neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Board of Directors.

During the Registrant's two most recent fiscal years and any subsequent interim period preceding such resignation, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within the Registrant's two most recent fiscal years and the subsequent interim period preceding the former accountant's dismissal.

(b)  Effective on November 1, 2000, the firm of Farber &
Hass LLP, C.P.A.'s was engaged to serve as the new principal accountants to audit the Registrant's financial statements. The decision to retain the new accountants was approved by the Board of Directors. During the Registrant's two most recent fiscal years, and the subsequent interim period prior to engaging that accountant, neither the Registrant (nor someone on its behalf) consulted the newly engaged accountant regarding any matter in connection with the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements.

(c) The Registrant has requested Mr. Saliger to respond to the Securities and Exchange Commission regarding his agreement with the statements made by the Registrant in response to Item
304(a)(1) of Regulation S-B.


                                SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         Luminart Corp.



Dated: November 2, 2000                  By: /s/ Wm. Michael Reynolds
                                         Wm. Michael Reynolds, President